EXHIBIT 99.1

Intelligent Systems Announces Third Quarter 2012 Results

Restates Prior Year to Conform to Current Accounting Standard

NORCROSS, Ga., Nov. 14, 2012 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today its financial results for the three and nine month periods ended September 30, 2012. The comparative results for the 2011 periods have been restated to correct a misinterpretation of an accounting standard related to allocation of income/losses of noncontrolling common stock interests in a subsidiary, as explained in more detail below under the heading Restatement of 2011 Results.

For the three month period ended September 30, 2012, Intelligent Systems reported total revenue of $4,075,000 compared to $4,930,000 in the same quarter of 2011. The net income attributable to Intelligent Systems was $230,000 ($0.03 per basic and diluted share) compared to net income attributable to Intelligent Systems of $567,000 ($0.06 per basic and diluted share) in the third quarter of 2011.

For the nine month period ended September 30, 2012, total revenue was $12,201,000 compared to revenue of $12,631,000 in the comparable period of 2011. Net income attributable to Intelligent Systems was $225,000 ($0.03 per basic and diluted share) in the nine month period ended September 30, 2012 compared to net income of $1,158,000 ($0.13 per basic and diluted share) in the comparable period in 2011.

The year-to-date results are not directly comparable to prior year results due to non-recurring income of $450,000 that is included as Other Income in the year-to-date period ended September 30, 2011. As previously reported, the Company's ChemFree subsidiary entered into a settlement agreement in May 2011 related to previously imposed court sanctions against a third party. The matter was resolved in ChemFree's favor by payment to ChemFree of $450,000 for reimbursement of certain legal expenses.

J. Leland Strange, President and Chief Executive Officer, stated, "Our ChemFree subsidiary had another strong, profitable quarter, with revenue growth of nine percent in both the third quarter and year-to-date periods, compared to the same periods in 2011. The results were fueled by stronger sales and lease revenue from ChemFree's SmartWasher® bio-remediating parts washers in the domestic U.S. market.

"Our CoreCard subsidiary results were consistent with those reported for the first two quarters of 2012. Revenue from professional services and maintenance activities increased in both the quarter and year-to-date periods of 2012 compared to the same periods in 2011. However, license revenue from new software contracts (which is classified as product revenue in our income statement) was lower in both the quarter and year-to-date periods of 2012 than in the same periods in 2011. We continue to invest substantial resources to develop our processing services business and enhance our financial transaction software solutions for prepaid, fleet and private label cards, which has had a major impact on our reported financial results."

As we have frequently cautioned, results may vary from quarter-to-quarter due in part to the timing of CoreCard software contract revenue recognition. Generally, we defer all revenue associated with contract milestone payments on new CoreCard customer implementations until the contract is completed, which may frequently be affected by factors outside of our control.

Restatement of 2011 Results. On November 8, 2012, the Company determined that it had misinterpreted an accounting standard adopted in 2009 related to allocation of income/losses of noncontrolling common stock interests in a subsidiary. We have not been applying the guidance correctly in all respects because we have not been attributing to the noncontrolling interest (held by common shareholders of our CoreCord Software subsidiary) its share of the losses or income of the subsidiary and have not been disclosing such attributed amounts on the face of the consolidated statements of operations. Accordingly, we have restated the consolidated statements of operations for the quarter and year-to-date periods ended September 30, 2011 and the stockholders' equity section of the consolidated balance sheets as of December 31, 2011 to comply with the standard. The restated prior year results now show on the face of the statement of operations, below the previously reported net income/loss figure, the allocation of net income/loss attributable to the noncontrolling interest and to Intelligent Systems Corporation and also the revised equity component of the balance sheet to reflect the allocation of cumulative losses to the noncontrolling interest. The restatement did not change the previously reported revenue, costs, expenses, net income/loss, cash flow, assets, liabilities or total shareholders' equity. Earnings per share changed from the previously reported numbers (declining by $0.02 per share and increasing by $0.02 for the three and nine month periods ended September 30, 2011, respectively) because earnings per share is now calculated on net income/loss allocable to Intelligent Systems, rather than total net income/loss. Also, after restatement, shareholders' equity attributable to Intelligent Systems at December 31, 2011 increased to $7,150,000 as compared to $5,531,000 previously reported and the noncontrolling shareholders' equity interest became a deficit of $103,000 compared to equity of $1,516,000 as previously reported. Total stockholders' equity was unchanged at $7,047,000.

The Company is filing a Form 8-K today with further details about the restatement of prior period financial statements and will file its Form 10-Q for the quarter ended September 30, 2012 as scheduled today, including the restated amounts and explanation thereof.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of licensed software for managing accounts receivables, prepaid cards, private label revolving credit, debit and credit cards, fleet cards, consumer loans as well as processing services and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies. Further information is available on our website at www.intelsys.com or by calling us at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2012	2011	2012	2011
		(restated)[1]		(restated)[1]
Revenue
Products	$ 3,104	$ 4,055	$ 9,879	$ 10,733
Services	971	875	2,322	1,898
Total net revenue	4,075	4,930	12,201	12,631
Cost of revenue
Products	1,538	1,761	4,984	5,047
Services	689	501	1,779	1,120
Total cost of revenue	2,227	2,262	6,763	6,167
Expenses
Marketing	592	536	1,771	1,621
General and administrative	660	731	2,281	2,244
Research and development	550	649	1,831	2,017
Income (loss) from operations	46	752	(445)	582
Other income (expense)
Interest income, net	4	8	8	25
Equity in income (loss) of affiliate company	(5)	(17)	(16)	3
Other income, net	12	8	37	472[2]
Income (loss) before income taxes	57	751	(416)	1,082
Income taxes	--	51	48	99
Net income (loss)	57	700	(464)	983
Net (income) loss attributable to noncontrolling interest	$ 173	$ (133)	$ 689	$ 175
Net income attributable to Intelligent Systems	$ 230	$ 567	$ 225	$ 1,158
Basic and diluted income per share based on income attributable to Intelligent Systems	$ 0.03	$ 0.06	$ 0.03	$ 0.13
Basic weighted average common shares	8,958,028	8,958,028	8,958,028	8,958,028
Diluted weighted average common shares	8,968,174	8,967,912	8,967,936	8,968,017
1. 2011 results restated to correct error in misapplication of accounting standard for noncontrolling interest.
2. Includes $450,000 related to settlement of a legal matter in the Company's favor.

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2012	December 31, 2011
ASSETS	(unaudited)	(restated[1], unaudited)
Current assets:
Cash	$ 2,028	$ 3,152
Marketable securities	269	209
Accounts receivable, net	2,822	2,504
Note and interest receivable, current portion	247	249
Inventories, net	1,046	824
Other current assets	382	284
Total current assets	6,794	7,222
Investments	1,572	1,288
Note and interest receivable, net of current portion	--	240
Property and equipment, at cost less accumulated depreciation	1,161	1,222
Patents, net	98	133
Total assets	$ 9,625	$ 10,105
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 387	$ 463
Deferred revenue, current portion	950	907
Accrued payroll	437	460
Accrued expenses	729	669
Other current liabilities	267	369
Total current liabilities	2,770	2,868
Deferred revenue, net of current portion	53	50
Other long-term liabilities	134	140
Intelligent Systems Corporation stockholders' equity	7,460	7,150
Noncontrolling interest	(792)	(103)
Total stockholders' equity	6,668	7,047
Total liabilities and stockholders' equity	$ 9,625	$ 10,105
CONTACT: For further information, call
         Bonnie Herron, 770-564-5504
         or email to bherron@intelsys.com